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EXHIBIT 14.1


                        NEW CALEDONIAN GEOLOGICAL CONSULTING
                        RR 6, 1450 Davidson Road
[NCG LOGO]      NCG     Gibsons, B.C., Canada V0N 1V6
                        Vancouver phone (604) 684-6864 fax (604) 608-2957
                        e-mail peter@ronning.cao http://www.ronning.ca
                --------------------------------------------------------------
                consulting to the mineral exploration industry since 1989



                                                Peter A. Ronning, P. Eng.

                                                27 August, 2003

Pacific Rim Mining Corp.
Suite 410 - 625 Howe Street
Vancouver, B.C. V6C 2T6

                          RE: PACIFIC RIM MINING CORP.
Ladies and Gentlemen:

     In connection with the filing of this annual report on Form 20-F of Pacific Rim Mining Corp. for the fiscal year ended April 30, 2003 (the "Form 20-F"), we hereby consent to the reference of the description of the reports prepared by us titled Review of the El Dorado Project, El Salvador, and Review of the La Calera Project, El Salvador, both dated 22 August 2003 (collectively, the "Technical Reports"); to the written disclosures and extracts from the Technical Reports or a summary of the Technical Reports in the written disclosure contained in the Form 20-F; the description of certain mineral resource estimates and other information pertaining to the properties described in the Technical Reports and to the use of our name in the Form 20-F as a named expert.



                                 Yours sincerely

                                 "P. Ronning"

                                 Peter A. Ronning, P.Eng.